Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As registered independent public accountants, we hereby consent to the incorporation by reference of our report, dated March 28, 2008, included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-12411, 333-93201, 333-72648, 333-85246, 333-108167, 333-114304, 333-135972 and 333-143980) and the Company’s previously filed Registration Statements on Form S-3 (File Nos. 333-143091, 333-121915 and 333-106033).

/s/ Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

March 28, 2008

Boston, Massachusetts